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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 2, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of EFJ, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of EFJ, Inc. and subsidiaries on Forms S-8 (File No. 333-48834, effective October 27, 2000; File No. 333-48836, effective October 27, 2000; File No. 333-48840 effective October 27, 2000; File No. 333-48880, effective October 27, 2000; File No. 333-30673, effective July 2, 1997).

                      /s/ GRANT THORNTON LLP

Vienna, Virginia
March 2, 2005

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  Exhibit 23.1